Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. ANNOUNCES ACCEPTANCE OF $110 MILLION SUPERIOR OFFER FOR ITS APPAREL DIVISION

Midlothian, TX. May 4, 2016 — Ennis, Inc. (the “Company”), (NYSE: EBF), today announced that it has accepted a superior offer to sell Alstyle Apparel, LLC and its subsidiaries, which constitute the Company’s apparel division (the “Apparel Division”), to Gildan Activewear Inc. (“Gildan”) and that it has terminated its previously announced sale agreement with another buyer, all as more fully described below.

Sale of Apparel Division

In connection with the superior offer, the Company and Gildan have entered into a Unit Purchase Agreement, dated May 4, 2016 (the “Gildan Purchase Agreement”), pursuant to which Gildan will acquire the Apparel Division from the Company for an all-cash purchase price of $110,000,000, subject to a working capital adjustment, customary indemnification arrangements and the other terms of such agreement (the “Gildan Transaction”). The closing of the Gildan Transaction, which is anticipated to occur by the end of the Company’s second fiscal quarter, is conditioned upon customary closing conditions, including applicable regulatory approvals. Following the closing, the Company will provide transition assistance to Gildan for certain administrative, financial, human resource and information technology matters and will sublease from Gildan a portion of a certain property located in Anaheim, California that is leased by the Apparel Division. As part of the purchase price, Gildan has funded the Company’s payment of the $3,000,000 termination fee payable to the initial buyer of the Alstyle Division in connection with the termination of the initial purchase agreement with such buyer, as more fully described below.

Prior to the Gildan Purchase Agreement, on April 1, 2016, the Company had entered into a Unit Purchase Agreement (the “Initial Purchase Agreement”) with Alstyle Operations, LLC (the “Initial Buyer”) and, for the limited purpose set forth in such agreement, Steve S. Hong. Under the Initial Purchase Agreement, the Initial Buyer had agreed to acquire the Apparel Division from the Company for an aggregate purchase price of $88,000,000, consisting of $76,000,000 in cash to be paid at closing, subject to a working capital adjustment, and an additional $12,000,000 to be paid pursuant to a capital lease covering certain equipment utilized by the Apparel Division that was to have been retained by the Company. The Initial Purchase Agreement also contemplated post-closing transition services and a sublease similar to those contemplated by the Gildan Purchase Agreement.

Under the Initial Purchase Agreement, the Company had retained the right to terminate such agreement in the event that the Company were to receive an unsolicited purchase offer for the Apparel Division which was not matched by the Initial Buyer that, in the judgment of the Board of Directors of the Company in the exercise of its fiduciary duties on behalf of the

Company’s stockholders, constituted a superior offer to the transactions contemplated by the Initial Purchase Agreement. Pursuant to its retained termination right and after the expiration of the time period during which the Initial Buyer was permitted to deliver a matching proposal, on May 4, 2016 and prior to entering into the Gildan Purchase Agreement, the Company terminated the Initial Purchase Agreement and paid the required $3,000,000 termination fee to the Initial Buyer in connection therewith.

Keith Walters, the Company’s President, Chief Executive Officer and Chairman of the Board, commented by stating, “given the higher purchase price offered by Gildan and the fact that the entire purchase price is payable in cash at the closing of the Gildan Transaction, we believe that the sale of the Apparel Division to Gildan represents a superior offer for the Company and our stockholders. As previously noted, given our strategic direction to focus on the further expansion of our Print Segment, the Apparel Segment was deemed to be a non-core asset. The sale of this non-core asset allows us to fully focus on our core business segment and to be able to utilize the cash from the sale of Alstyle Apparel to further expand this business segment through strategic acquisitions, through which we have been able to continually demonstrate excellent returns to our stockholders. In addition, given our current leverage position, the Board may also consider other uses of these funds such as, paying down debt, additional share repurchases of our Company stock, and the return of capital to our stockholders in the form of a one-time special dividend. We are extremely excited about what the sale of this non-core asset means to the Company. It will not only further strengthen one of the strongest balance sheets in the industry, but will allow us to proceed aggressively with our strategic direction for the Company.”

The description of the Gildan Purchase Agreement and the Gildan Transaction set forth above is qualified in its entirety by reference to the full text of the Gildan Purchase Agreement, which has been included as part of the Company’s Form 8-K filed with the Securities and Exchange Commission in connection with the issuance of this press release.

Financial Information

At this time, the Company has not yet issued its audited financial results for its fiscal year ended February 29, 2016. However, in connection with entering into the Initial Purchase Agreement to sell the Apparel Division to the Initial Buyer, the Company previously announced its preliminary financial results with respect to the quarter and year ended February 29, 2016. The Company anticipates announcing its final financial results on or about May 10, 2016 and the filing of its Annual Report on Form 10-K for such fiscal year on or about May 12, 2016. Based on presently available information, on a preliminary and unaudited basis, and assuming a closing date by the end of June 2016, the Company anticipates that it will incur a pre-tax loss on the sale of Alstyle Apparel to Gildan pursuant to the Gildan Purchase Agreement of between $25 million and $35 million. Based on certain tax elections expected to be made, the Company is expecting to be able to treat the loss as an operating loss for tax purposes.

The Company will provide pro forma information concerning the sale of the Apparel Division to Gildan as part of its Form 8-K to be filed in connection with the closing of the Gildan Transaction.

About Ennis

Since 1909, Ennis, Inc. has primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. The Company manufactures and sells business forms, other printed business and commercial products, printed and electronic media, presentation products, flexographic printing, internal bank forms, secure and negotiable documents, envelopes, tags and labels, advertising specialties, adhesive notes, plastic cards and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of cotton, paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2015. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com